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                                                                    Exhibit 10.5



                           TECHNICAL SUPPORT AGREEMENT



                                     between



                ATA ONLINE (BEIJING) EDUCATION TECHNOLOGY LIMITED



                                       and



                          ATA LEARNING (BEIJING), INC.
















                                     BEJING

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                           TECHNICAL SUPPORT AGREEMENT


THIS TECHNICAL SUPPORT AGREEMENT ("this Agreement") is entered into on October 27, 2006 by and between ATA Online (Beijing) Education Technology Limited ("Party A"), a company organized and existing under the laws of the People's Republic of China (the "PRC"), and ATA Learning (Beijing), Inc. ("Party B"), a wholly foreign-owned enterprise organized and existing under the laws of the PRC. Each of Party A and Party B shall hereinafter individually be referred to as a "Party" and collectively as the "Parties".


WHEREAS:

     Party A engages in businesses such as the operating of internet testing preparation in PRC (the "Business") and Party B possesses expertise and resources on technology involved in the Business. Party A intends to retain Party B to provide relevant technical support service with respect to the Business ("Technical Support Service"), and Party B is willing to accept such retainer pursuant to the terms and conditions of this Agreement.

The Parties hereby agree as follows:


ARTICLE 1 SERVICE AND PAYMENT

1. Party A hereby:

A. appoints Party B, effective as of the date of this Agreement, as the provider of Technical Support Service relating to the Business as agreed by the Parties from time to time; and

B. agrees to pay Party B a service fee (the "Service Fee"). The amount of the Service Fee shall be decided and settled by Party A and Party B in written according to the Technical Support Service provided by Party B upon request of Party A, and in accordance with the number of days and personnel involved in the Technical Support Service on quarterly basis, and be paid within three (3) months after settlement. In addition to the Service Fee, Party A shall reimburse Party B for reasonable out of pocket expenses that incurred by Party B in connection with providing the Technical Support Service under this Agreement, including but not limited to, business trip costs, accommodation and meal costs, transportation and telecommunication expenses. If Party A is not satisfied with the services provided by Party B in the relevant period and requests deduction of related Service Fee, or the actual fee paid by Party A is higher than the Service Fee payable under this Agreement, Party A shall, upon mutual

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agreement between the Parties, have the right to deduct the corresponding amount from the next payment of Service Fee payable by Party A to Party B.

2. Party B agrees to provide the Technical Support Service listed in Schedule A hereof and as requested by Party A.

3. Unless otherwise agreed by Party B in writing, Party A shall not retain any third party to provide the services listed in Schedule A hereof.


ARTICLE 2 TERM, TERMINATION AND SURVIVAL

1. Term. This Agreement shall be effective upon execution hereof by authorized representatives of the Parties and shall remain effective for a period of ten
(10) years. Party A shall not cancel this Agreement in effective term of this Agreement. This Agreement will be automatically renewed for another one (1) year upon expiry of each term unless Party B notifies Party A of its intention not to renew thirty (30) days before the current term expires. Party A shall not terminate this Agreement within the term of this Agreement.

2. No Further Obligations. Upon termination of this Agreement, Party B shall have no further obligation to render any Technical Support Service hereunder to Party A.

3. Survival. Termination of this Agreement shall not affect any obligation owed by one Party to the other Party that has accrued prior to such termination.


ARTICLE 3 MISCELLANEOUS

1. Entire Agreement. This Agreement constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings or arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

2. Amendment. No variation of, or supplement to, this Agreement shall be effective unless the Parties have agreed in writing and have respectively obtained the required authorizations and approvals (including an approval that Party B must obtain from the audit committee or other independent institution, which has been established under the Sarbanes-Oxley Act and the NASDAQ Rules, of the board of directors of Party B's overseas holding company, ATA, Inc.). The amendment and supplement duly executed and signed by both Parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

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3. Waiver. A waiver on the part of any Party hereto of any rights or interests of any part under this Agreement shall not constitute the waiver of any other rights or interests or any subsequent waiver of such rights or interests. The failure of any Party at any time to require performance by the other Party under any provision of this Agreement shall not affect the right of such Party to require full performance from the other Party at any time thereafter.

4. Assignment, Obligations of Transferees. This Agreement shall be binding upon the Parties hereto and their respective successors and permitted transferees and assignees and it shall be made for the interests of these parties. Without the prior written consent of the other Party hereto, neither Party shall assign or transfer any rights or obligations that it may have under this Agreement.

5. Governing Law. The execution, interpretation, performance and termination of this Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China.

6. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provisions. This Agreement shall continue in full force and effect except for any such invalid, illegal or unenforceable provision.

7. Headings. The headings throughout this Agreement are for convenience only and are not intended to limit or be used in the interpretation of the provisions of this Agreement.

8. Language and Counterparts. This Agreement is executed in Chinese. This Agreement and any amendment hereto may be executed by the Parties in separate counterparts, each counterpart shall be the original and all of which together shall constitute one and the same instrument.

9. This Agreement is executed in two counterparts. Each Party shall hold one counterpart, and both counterparts shall have the same legal effect.

10. Dispute Resolution. All disputes arising from the execution of, or in connection with this Agreement shall be settled through amicable negotiations between the Parties. If no settlement can be reached through amicable negotiations, the dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) Beijing Commission for arbitration, in accordance with its then effective arbitration rules. There shall be three arbitrators. The arbitration shall be held in Beijing and the language of the arbitration shall be Chinese. The arbitral

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award shall be final and binding on both Parties. The costs of the arbitration shall be borne by the losing Party, unless the arbitration award stipulates otherwise.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.

        Party A: ATA Online (Beijing) Education Technology Co., Ltd.


        Authorized representative: [COMPANY SEAL]
        (signature)


        Party B: ATA Learning (Beijing), Inc.

        (Seal)

        Authorized representative: [COMPANY SEAL]
        (signature)

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                                   SCHEDULE A

                    TECHNICAL SUPPORT SERVICE TO BE PROVIDED

Technical Support Service to be provided by Party B to Party A shall be as follows subject to the regulation of applicable laws:

1. Providing technical support and professional training necessary for carrying out Party A's business.

2.   Providing maintenance for computer facilities.

3. Providing website design and design, installation, testing and maintenance services for Party A's network and computer system.

4.   Providing overall safety services for Party A's website.

5.   Providing database support and software services.

6.   Other services related to Party A's business.

7. Providing personnel support upon the requirement of Party A, including but not limited to dispatching the related personnel (Party A shall bear all the labor costs and expenses).

8.   Other services agreed by both parties.

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